EXHIBIT 99.1

United States Antimony Corporation Announces

Exclusive Option Agreement to Acquire

Third Group of Alaska Antimony Mining Claims

“The Critical Minerals and ZEO Company”

DALLAS, TX / ACCESSWIRE / January 21, 2025 – United States Antimony Corporation (“USAC,” or the “Company”), (NYSE: UAMY) announced today that it has completed contract negotiations and entered into an exclusive option agreement with an established Alaska claim owner/exploration company to acquire a 100% ownership interest in a group of strategically located antimony mining claims in the state of Alaska.

This new agreement covers 120 state mining claims covering approximately 17,900 acres, known to contain significant Stibnite antimony mineral potential based on results of historic exploration programs conducted by major companies (targeting gold) and by the claim owner itself. Of particular interest are the results of extensive soils sampling programs that identified several areas with anomalously high antimony values, indicating the presence of near-surface antimony. Under the terms of the agreement, United States Antimony Corporation will have the exclusive right to acquire the claims through a series of staged payments totaling $3 million and exploration commitments totaling $2.25 million over a five-and-a-half-year period. The agreement also includes a Net Smelter Royalty (NSR) and provisions for third party joint venture partnerships.

“This option aligns with our strategic focus on securing antimony and other critical mineral resources in North America to reduce supply chain dependencies from other international sources,” said Mr. Joe Bardswich, Executive Vice President & Chief Mining Engineer of United States Antimony Corporation. “The agreement grants USAC exclusive access to existing proprietary data and exploration rights in an area of very high potential along with excellent road access, which is an absolutely necessity. We believe this agreement provides us with a unique opportunity to greatly strengthen our current ownership position in antimony deposits, the development of which would contribute to our nation’s national security needs. USAC will immediately commence preparation of a field program to further assess the resource potential of these new claims, with a primary focus on easily accessible, near-surface deposits of antimony while maintaining an emphasis on environmental compliance.”

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About USAC:

United States Antimony Corporation and its subsidiaries in the U.S. and Mexico (“USAC,” the “Company,” “Our,” “Us,” or “We”) sell processed antimony, zeolite, and precious metals products in the U.S. and Canada. The Company processes antimony ore primarily into antimony oxide, antimony metal, and antimony trisulfide. Our antimony oxide is used to form a flame-retardant system for plastics, rubber, fiberglass, textile goods, paints, coatings, and paper, as a color fastener in paint, and as a phosphorescent agent in fluorescent light bulbs. Our antimony metal is used in bearings, storage batteries, and ordnance. Our antimony trisulfide is used as a primer in ammunition. In its operations in Idaho, the Company mines and processes zeolite, a group of industrial minerals used in soil amendment and fertilizer, water filtration, sewage treatment, nuclear waste and other environmental cleanup, odor control, gas separation, animal nutrition, and other miscellaneous applications. We recover certain amounts of precious metals, primarily gold and silver, at our plant in Montana from antimony concentrates.

Forward-Looking Statements:

Readers should note that, in addition to the historical information contained herein, this press release may contain forward-looking statements within the meaning of, and intended to be covered by, the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are based upon current expectations and beliefs concerning future developments and their potential effects on the Company including matters related to the Company's operations, pending contracts and future revenues, financial performance, and profitability, ability to execute on its increased production and installation schedules for planned capital expenditures, and the size of forecasted deposits. Although the Company believes that the expectations reflected in the forward-looking statements and the assumptions upon which they are based are reasonable, it can give no assurance that such expectations and assumptions will prove to have been correct. The reader is cautioned not to put undue reliance on these forward-looking statements, as these statements are subject to numerous factors and uncertainties. In addition, other factors that could cause actual results to differ materially are discussed in the Company's most recent filings, including Form 10-K and Form 10-Q with the Securities and Exchange Commission.

Forward-looking statements are typically identified by words such as "believe," "expect," "anticipate," "intend," "outlook," "estimate," "forecast," "project," "pro forma" and other similar words and expressions. Forward-looking statements are subject to numerous assumptions, risks and uncertainties, which change over time. Forward-looking statements speak only as of the date they are made. Because forward-looking statements are subject to assumptions and uncertainties, actual results or future events could differ, possibly materially, from those anticipated in the forward-looking statements and future results could differ materially from historical performance.

Contact:

United States Antimony Corp.

PO Box 540308

Dallas, TX 75354

Jonathan Miller, Vice President – IR

E-Mail: Jmiller@usantimony.com

Phone: 406-606-4117

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